Exhibit 10.32
EASTMAN CHEMICAL COMPANY
AWARD NOTICE FOR GRANT OF NONSTATUTORY STOCK OPTION

Grantee: [NAME]

Number of shares of Common Stock: [X]

Exercise Price: $XX.XX

Grant Date: February [ ], 2024

Expiration Date: February [ ], 2034
This Award Notice for the Grant of Nonstatutory Stock Option (this “Award Notice”) by and between Eastman Chemical Company (the “Company”) and the Grantee named above (referred to below as “you”) evidences the grant by the Company of a Nonstatutory Stock Option (the "Option") to you on the date stated above (the “Grant Date”) and your acceptance of such Option in accordance with the provisions of the Eastman Chemical Company 2021 Omnibus Stock Compensation Plan, as amended from time to time (the “Plan”).
The Option is subject to the terms and conditions set forth in the Plan (which is incorporated herein by reference), any rules and regulations adopted by the Board of Directors of the Company or the Compensation and Management Development Committee (collectively, the “Committee”), and this Award Notice. In the event of any conflict between the provisions of the Plan and the provisions of this Award Notice, the terms, conditions and provisions of the Plan shall control, and this Award Notice shall be deemed to be modified accordingly. Capitalized terms used in this Award Notice that are not defined herein shall have the meanings set forth in the Plan. For purposes of this Award Notice, "Employer" means the Subsidiary that employs you, if you are not employed directly by the Company.
1.Option Grant. You have been granted the Option to purchase the number of shares of the Company’s common stock, $.01 par value (“Common Stock”), set forth above. The Option is a “non-qualified stock option” and is not an incentive stock option within the meaning of Section 422 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”).

2.Exercise Price. The price at which you may purchase the shares of Common Stock covered by the Option is the Exercise Price per share set forth above.

3.Period of Option and Limitations on Right to Exercise. Subject to earlier cancellation of all or a portion of the Option as described in Sections 7 and 9 of this Award Notice, the Option will expire at 4:00 p.m., Eastern Standard Time, on the Expiration Date set forth above ("Expiration Date").

4.Vesting of Option; Manner of Exercise.

        (a)    Subject to the terms set forth in this Award Notice, the Option will become exercisable as to one-third of the shares covered hereby on the first anniversary of the Grant Date, and one-third of the shares covered hereby on the second anniversary of the Grant Date, and as to the remaining shares, on the third anniversary of the Grant Date.

        (b)    Upon your death, your personal representative may exercise the Option, subject to the terms set forth in Section 7 of this Award Notice.

        (c)    The Option may be exercised in whole or in part. The exercise generally must be accompanied by, or make provision for, full payment in cash, by check, by a broker-assisted cashless method, by the Company withholding a sufficient number of whole shares of Common Stock otherwise issuable upon exercise of the Option that have an aggregate Fair Market Value on the date of exercise equal to the Exercise Price, or by surrendering unrestricted shares of Common Stock having a Fair Market Value on the date of exercise equal to the Exercise Price, or in any combination of the foregoing; however, if you wish to pay with shares of Common Stock already held by you, you may submit an Affidavit of Ownership form attesting to the ownership of the shares instead of share certificates.
(d)    Limitations on Method of Exercise. Notwithstanding anything to the contrary in this Award Notice, if you reside in a country (or, if different, are employed in a country) where the local foreign exchange rules and regulations either preclude the remittance of currency out of the country for purposes of paying the Exercise Price, or require the Company, your Employer and/or you to secure any legal or regulatory approvals, complete any legal or regulatory filings, or undertake any additional steps for remitting currency out of the country, the Company may restrict the method of exercise to a form of cashless exercise or such other form(s) of exercise (as

Exhibit 10.32
it determines in its sole discretion). In addition, the Company may require you to sell any shares of Common Stock acquired under the Plan at such times as may be required to comply with any local legal, regulatory or tax requirements (in which case, this Award Notice shall give the Company the authority to issue sales instructions with respect to shares of Common Stock acquired under the Plan on your behalf).
(e)    Automatic Exercise of Options. Notwithstanding anything in this Award Notice to the contrary, in the event the Option has not been exercised on or before the Expiration Date of the Option and the Fair Market Value of the underlying shares of Common Stock immediately prior to the Expiration Date of the Option exceeds the Exercise Price, the vested portion of the Option automatically shall be exercised immediately prior to the Expiration Date via a broker-assisted cashless sell-all exercise method. The Exercise Price and any Tax-Related Items (as defined in Section 8 of this Award Notice) shall be satisfied by withholding cash otherwise payable to you from the broker-assisted sale of the shares of Common Stock issuable upon exercise of the Option. You shall pay the remaining portion, if any, of the Tax-Related Items to the Company in cash or by check. You are responsible for any brokerage fees associated with a broker-assisted cashless exercise and sale.

5.Nontransferability. The Option is not transferable except by will or by the laws of descent and distribution, and may not be sold, assigned, pledged or encumbered in any way, whether by operation of law or otherwise. The Option may be granted only to and exercised only by you during your lifetime, except in the case of a permanent disability involving mental incapacity.

6.Limitation of Rights. You will not have any rights as a stockholder with respect to the shares of Common Stock covered by the Option until you become the holder of record of such shares by exercising the Option.

7.Termination of Continuous Status as a Participant.

(a)    Upon termination of your Continuous Status as a Participant (as defined in the Plan) with your Employer, the Company or any of its Subsidiaries by reason of a Qualifying Termination (as defined below) or by reason of death or Disability, or for another approved reason as determined by the Committee (in the case of the executive officers) or the executive officer responsible for Human Resources (in the case of non-executive employees), the portion of the Option (if any) that is vested upon such termination will remain exercisable according to its terms until the earliest to occur of: 1) five (5) years following your date of termination or 2) the Expiration Date; and any unvested option will continue to vest and become exercisable according to its terms until the earliest to occur of: 1) five (5) years following your date of termination or 2) the Expiration Date. Upon termination due to resignation or termination without Cause (other than a Qualifying Termination), the portion of the Option (if any) that is vested as upon such termination will remain exercisable according to its terms until the earliest to occur of: 1) ninety (90) days following your date of termination or 2) the Expiration Date, and any remaining unvested portion of the Option will be cancelled and forfeited by you as of your termination date, without payment of any consideration by the Company. Upon termination for Cause, any portion of the Option (whether vested or unvested) not previously exercised by you will be canceled and forfeited by you as of your termination date (or, if earlier, as of the date of the circumstance or event giving rise to your termination for Cause), without payment of any consideration by the Company. For purposes of the foregoing, "Cause" shall have the same meaning as set forth in the Plan.
(b)    For purposes of this Award Notice, a “Qualifying Termination” means a termination of your Continuous Status as a Participant by reason of resignation or termination without Cause when:

•your combined age and years of service with your Employer, the Company and its Subsidiaries equals or exceeds 75;
•you have attained age 55 and 10 years of service with your Employer, the Company and its Subsidiaries;
•you had attained age 50 or greater as of your hire date and you have attained 5 years of service with your Employer, the Company and its Subsidiaries; or
•you have attained age 65.

(c)    If you are resident or employed in a country that is a member of the European Union, the grant of the Option and this Award Notice are intended to comply with the age discrimination provisions of the EU Equal Treatment Framework Directive, as implemented into local law (the “Age Discrimination Rules”). To the extent that a court or tribunal of competent jurisdiction determines that any provision of the Award Notice is invalid or unenforceable, in whole or in part, under the Age Discrimination Rules, the Company, in its sole discretion, shall have the power and authority to revise or strike such provision to the minimum extent necessary to make it valid and enforceable to the full extent permitted under local law.

8.Income Tax and Social Insurance Contributions Withholding.

(a)    Regardless of any action the Company or your Employer takes with respect to any or all income tax (including U.S. federal, state and local taxes and/or non-U.S. taxes), social insurance, payroll tax, fringe benefit tax, payment on account or other tax-related withholding (“Tax-Related Items”), you acknowledge that the

Exhibit 10.32
ultimate liability for all Tax-Related Items legally due by you is and remains your responsibility and that the Company and your Employer: (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including the grant of the Option, the vesting of the Option, the exercise of the Option, the subsequent sale of any shares of Common Stock acquired pursuant to the Option and the receipt of any dividends; and (ii) do not commit to structure the terms of the grant or any aspect of the Option to reduce or eliminate your liability for Tax-Related Items.
(b)    Prior to the delivery of shares of Common Stock upon exercise of your Option, if your country of residence (and/or your country of employment, if different) requires withholding of Tax-Related Items, the Company shall withhold a sufficient number of whole shares of Common Stock otherwise issuable upon exercise of the Option that have an aggregate Fair Market Value sufficient to pay the Tax-Related Items required to be withheld. In cases where the Fair Market Value of the number of whole shares of Common Stock withheld is greater than the Tax-Related Items required to be withheld, the Company shall make a cash payment to you equal to the difference as soon as administratively practicable. The cash equivalent of the shares of Common Stock withheld will be used to settle the obligation to withhold the Tax-Related Items. Alternatively, the Company or your Employer may withhold the Tax-Related Items required to be withheld with respect to the shares of Common Stock in cash from your regular salary/wages, or from any other amounts payable to you, including (as provided in Section 4(e) of this Award Notice) from any cash otherwise payable to you from a broker-assisted sale of the shares of Common Stock issuable upon exercise of the Option. In the event the withholding requirements are not satisfied through the withholding of shares of Common Stock by the Company or through the withholding of cash from your regular salary/wages or any other amounts payable to you, no shares of Common Stock will be issued to you (or your estate) upon exercise of the Option unless and until satisfactory arrangements have been made by you with respect to the payment of any Tax-Related Items which the Company and your Employer determine, in their sole discretion, must be withheld or collected with respect to such Option. If you are subject to Tax-Related Items in more than one jurisdiction, you acknowledge that the Company or your Employer may be required to withhold or account for Tax-Related Items in more than one jurisdiction. By accepting the Option, you expressly consent to the withholding of shares of Common Stock and/or the withholding of cash from your regular salary/wages or other amounts payable to you as provided for hereunder. All other Tax-Related Items related to the Option and any shares of Common Stock delivered in payment thereof are your sole responsibility.

(c)    The Option is intended to be exempt from the requirements of Code Section 409A (or any successor provision which may be enacted). The Plan and the Award Notice shall be administered and interpreted in a manner consistent with this intent. If the Company determines that this Award Notice is subject to Code Section 409A (or any successor provision which may be enacted) and that it has failed to comply with the requirements of that Section, the Company may, at the Company’s sole discretion, and without your consent, amend this Award Notice to cause them to comply with Code Section 409A or be exempt from Code Section 409A (or any successor provision which may be enacted).

9.Noncompetition; Confidentiality. You will not, without the written consent of the Company, either during your employment with your Employer, the Company or any of its Subsidiaries or thereafter, disclose to anyone or make use of any confidential information which you have acquired during your employment relating to any of the business of your Employer, the Company or any of its Subsidiaries, except as such disclosure or use may be required in connection with your work as an employee of your Employer, the Company or any of its Subsidiaries. Nothing in this Agreement shall prohibit an employee from disclosing Confidential Information that (1) is made by me  (a) in confidence to a federal, state or local government official; and (b) solely for the purpose of reporting or investigating a suspected violation of law; or (2) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.  See Eastman’s “Notice to Employees Concerning Immunity from Liability for Confidential Disclosure of a Trade Secret to the Government or in a Court Filing.” During your employment with your Employer, the Company or any of its Subsidiaries, and for a period of two (2) years after the termination of such employment, you will not, either as principal, agent, consultant, employee or otherwise, engage in any work or other activity in competition with the Company in the field or fields in which you have worked for your Employer, the Company or any of its Subsidiaries. The provisions of this Section 9 applies separately in the United States and in other countries but only to the extent that its application shall be reasonably necessary for the protection of your Employer, the Company or any of its Subsidiaries. You will forfeit all rights under this Award Notice to or related to the Option if, in the determination of the Committee (in the case of executive officers) or of the executive officer responsible for Human Resources (in the case of non-executive employees), you have violated any of the provisions of this Section 9, and in that event any issuance of shares of Common Stock, payment or other action with respect to the Option shall be made or taken, if at all, in the sole discretion of the Committee or the executive officer responsible for Human Resources.

10.Restrictions on Issuance of shares of Common Stock. If at any time the Company determines that listing, registration, or qualification of the shares covered by the Option upon any securities exchange or under any state or federal law, or the approval of any governmental agency, is necessary or advisable as a condition to the exercise of the Option, the Option may not be exercised in whole or in part unless and until such listing, registration, qualification, or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

Exhibit 10.32
11.Change in Ownership; Change in Control. Sections 13.5 and 13.6 of the Plan contain certain special provisions that will apply to the Option in the event of a Change in Ownership or Change in Control, respectively.

12.Adjustment of Option Terms. The adjustment provisions of Article 14 of the Plan will control in the event of a nonreciprocal transaction between the Company and its stockholders that causes the per-share value of the shares of Common Stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend) or upon the occurrence of or in anticipation of any other corporate event or transaction involving the Company (including, without limitation, any merger, combination, or exchange of shares).

13.Reimbursement of Certain Compensation Following Restatement. The Option (including any shares of Common Stock acquired by exercise of the Option and any amount received for the sale of such shares) is subject to the provisions of the Plan and any applicable law (including the Sarbanes-Oxley Act of 2002, the Dodd-Frank Act, and implementing rules and regulations of the Securities and Exchange Commission (the “SEC”) and the New York Stock Exchange (the “NYSE”)) or Company policy (including the Eastman Chemical Company Incentive Pay Clawback Policy as adopted by the Committee on October 4, 2023 and as may be amended from time to time consistent with and to conform to SEC and NYSE rules and regulations) requiring reimbursement to the Company of certain incentive-based compensation following an accounting restatement due to material non-compliance by the Company with any financial reporting requirement or due to other events or conditions. For purposes of the foregoing, you expressly and explicitly authorize the Company to issue instructions, on your behalf, to any brokerage firm or third party administrator engaged by the Company to hold your shares of Common Stock and other amounts acquired under the Plan to re-convey, transfer, or otherwise return such shares of Common Stock or other amounts to the Company.

14.Recoupment in Event of Misconduct. Recoupment in Event of Misconduct. If the Company or the Committee (in the case of executive officers) determines that the Participant has engaged in any criminal conduct, including embezzlement, fraud or theft, that involves or is related to the Company, or any other conduct that violates the Eastman Code of Business Conduct, and such Participant has received or is entitled to receive performance share awards, restricted stock units, stock options, or cash incentive compensation (collectively, "Incentive Compensation"), then the Company shall have the right to cancel the Incentive Compensation, require the return of shares acquired under the Plan, recapture any gain realized upon the sale of shares acquired under the Plan or take any other action it deems appropriate under the circumstances with respect to recouping the Incentive Compensation. The Company or the Committee (in the case of executive officers) shall have sole discretion in determining whether the Participant's conduct was in compliance with applicable Law or Company policy and the extent to which the Company or Committee will seek recovery of the Incentive Compensation notwithstanding any other remedies available to the Company.

15.Repatriation and Legal/Tax Compliance Requirements. If you are resident of or employed in a country other than the United States, you agree, as a condition of the grant of the Option, to repatriate all payments attributable to the shares of Common Stock and/or cash acquired under the Plan (including, but not limited to, dividends and any proceeds derived from the sale of the shares of Common Stock acquired pursuant to this Option) in accordance with local foreign exchange rules and regulations in your country of residence (and country of employment, if different). In addition, you agree to take any and all actions, and consent to any and all actions taken by your Employer, the Company or any of its Subsidiaries as may be required to allow your Employer, the Company or any of its Subsidiaries to comply with local laws, rules and regulations in your country of residence (and country of employment, if different). Finally, you agree to take any and all actions that may be required to comply with your personal legal and tax obligations under local laws, rules and regulations in your country of residence (and country of employment, if different).

If you are a resident or employed in a country that is a member of the European Union, the grant of the Option and this Award Notice is intended to comply with the age discrimination provisions of the EU Equal Treatment Framework Directive, as implemented into local law (the “Age Discrimination Rules”). To the extent that a court or tribunal of competent jurisdiction determines that any provision of this Award Notice is invalid or unenforceable, in whole or in part, under the Age Discrimination Rules, the Company, in its sole discretion, shall have the power and authority to revise or strike such provision to the minimum extent necessary to make it valid and enforceable to the full extent permitted under local law.

16.No Guarantee of Employment. The grant of the Option shall not create any employment relationship with the Company or any of its Subsidiaries. Further, the grant of the Option shall not confer upon you any right of continued employment with your Employer nor limit in any way the right of your Employer to terminate your employment at any time. You shall have no rights as a stockholder of the Company with respect to any shares of Common Stock underlying the Option until the exercise date and subsequent issuance of such shares of Common Stock in settlement of such Option.

17.Discretionary Nature of Grant; No Vested Rights. You acknowledge and agree that the Plan is discretionary in nature and may be amended, cancelled, or terminated by the Company, in its sole discretion, at any

Exhibit 10.32
time. The grant of the Option under the Plan is a one-time benefit and does not create any contractual or other right to receive a grant of stock options or benefits in lieu of stock options in the future. Future grants, if any, will be at the sole discretion of the Company, including, but not limited to, the form and timing of any grant, the number of shares of Common Stock subject to the grant, the vesting provisions and the Exercise Price. Any amendment, modification or termination of the Plan shall not constitute a change or impairment of the terms and conditions of your employment with your Employer.

18.Currency Fluctuation. Neither the Company nor any Affiliate shall be liable for any foreign exchange rate fluctuation between the local currency of your country of residence and the U.S. dollar that may affect the value of the Option or of any amounts due to you pursuant to the settlement of the Option or the subsequent sale of any shares of Common Stock acquired upon settlement of the Option.

19.Termination Indemnities. Your participation in the Plan is voluntary. The value of the Option and any other awards granted under the Plan is an extraordinary item of compensation outside the scope of your employment (and your employment contract, if any). Any grant under the Plan, including the grant of the Option, is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension, or retirement benefits or similar payments.

20.Data Privacy. The Company is located at 200 South Wilcox Drive, Kingsport, Tennessee 37662, U.S.A. and grants Options under the Plan to employees of the Company and its Affiliates and Subsidiaries in its sole discretion. In conjunction with the Company’s grant of the Option under the Plan and its ongoing administration of such awards, the Company is providing the following information about its data collection, processing and transfer practices (“Personal Data Activities”). In accepting the grant of the Option, you expressly and explicitly consent to the Personal Data Activities as described herein.

(a)Data Collection, Processing and Usage. The Company collects, processes and uses your personal data, including your name, home address, email address, and telephone number, date of birth, social insurance number or other identification number, salary, citizenship, job title, any shares of Common Stock or directorships held in the Company, and details of all options or any other equity compensation awards granted, canceled, exercised, vested, or outstanding in your favor, which the Company receives from you or your Employer. In granting the Option under the Plan, the Company will collect your personal data for purposes of allocating shares of Common Stock and implementing, administering and managing the Plan. The Company’s legal basis for the collection, processing and usage of your personal data is your consent.

(b)Stock Plan Administration Service Provider. The Company transfers your personal data to Fidelity Stock Plan Services LLC, an independent service provider based in the United States, which assists the Company with the implementation, administration and management of the Plan (the “Stock Plan Administrator”). In the future, the Company may select a different Stock Plan Administrator and share your personal data with another company that serves in a similar manner. The Stock Plan Administrator will open an account for you to receive and trade shares of Common Stock acquired under the Plan. You will be asked to agree on separate terms and data processing practices with the Stock Plan Administrator, which is a condition to your ability to participate in the Plan.

(c)International Data Transfers. The Company and the Stock Plan Administrator are based in the United States. You should note that your country of residence may have enacted data privacy laws that are different from the United States. The Company’s legal basis for the transfer of your personal data to the United States is your consent.

(d)Voluntariness and Consequences of Consent Denial or Withdrawal. Your participation in the Plan and your grant of consent is purely voluntary. You may deny or withdraw your consent at any time. If you do not consent, or if you withdraw your consent, you may be unable to participate in the Plan. This would not affect your existing employment or salary; instead, you merely may forfeit the opportunities associated with the Plan.

(e)Data Subjects Rights. You may have a number of rights under the data privacy laws in your country of residence. For example, your rights may include the right to (i) request access or copies of personal data the Company processes, (ii) request rectification of incorrect data, (iii) request deletion of data, (iv) place restrictions on processing, (v) lodge complaints with competent authorities in your country of residence, and/or (vi) request a list with the names and addresses of any potential recipients of your personal data. To receive clarification regarding your rights or to exercise your rights, you should contact your local HR manager or the Company’s Human Resources Department.

21.Private Placement. If you are a resident and/or employed outside of the United States, the grant of this Option is not intended to be a public offering of securities in your country of residence (and country of employment, if different). The Company has not submitted any registration statement, prospectus or other filing with the local securities authorities (unless otherwise required under local law), and this Option is not subject to the supervision of the local securities authorities. No employee of the Company or its Affiliates and Subsidiaries is permitted to advise you on whether you should purchase shares of Common Stock under the Plan.

Exhibit 10.32
Investment in shares of Common Stock involves a degree of risk. Before deciding to purchase shares of Common Stock pursuant to this Option, you should carefully consider all risk factors relevant to the acquisition of shares of Common Stock under the Plan and should carefully review all of the materials related to this Option and the Plan. In addition, you should consult with your personal investment advisor for professional investment advice.

22.Insider Trading/Market Abuse Laws. By participating in the Plan, you agree to comply with the Company’s policy on insider trading (to the extent that it is applicable to you). You further acknowledge that, depending on your or your broker’s country of residence or where the shares of Common Stock are listed, you may be subject to insider trading restrictions and/or market abuse laws which may affect your ability to accept, acquire, sell or otherwise dispose of the shares of Common Stock, rights to shares of Common Stock (e.g., Options) or rights linked to the value of shares of Common Stock, during such times you are considered to have “inside information” regarding the Company (as defined by the laws or regulations in your country of employment (and country of residence, if different). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders you place before you possess inside information. Furthermore, you could be prohibited from (i) disclosing the inside information to any third party (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. You understand that third parties include fellow employees. Any restriction under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. You acknowledge that it is your responsibility to comply with any applicable restrictions and that you should therefore consult your personal advisor on this matter.
23.Electronic Delivery. The Company, in its sole discretion, may decide to deliver any documents related to this Option to you under the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

24.English Language. If you are resident outside of the United States, you acknowledge and agree that it is your express intent that this Award Notice, the Plan and all other documents, notices and legal proceedings entered into, given or instituted pursuant to this Option, be drawn up in English. You acknowledge that you are sufficiently proficient in English, or have consulted with an advisor who is sufficiently proficient in English, so as to allow you to understand the terms and conditions of this Award Notice. If you have received this Award Notice, the Plan or any other documents related to this Option translated into a language other than English, and if the meaning of the translated version is different from the English version, the meaning of the English version shall control.

25.Addendum. Notwithstanding any provisions of this Award Notice to the contrary, this Option shall be subject to any special terms and conditions for your country of residence (and country of employment, if different), as set forth in the applicable Addendum to this Award Notice. Further, if you transfer residence and/or employment to another country reflected in an Addendum to this Award Notice, the special terms and conditions for such country will apply to you to the extent the Company determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable in order to comply with local law, rules and regulations or to facilitate the operation and administration of this Option and the Plan (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate your transfer). Any applicable Addendum shall constitute part of this Award Notice.

26.Additional Requirements. The Company reserves the right to impose other requirements on this Option, any payment made pursuant to this Option, and your participation in the Plan, to the extent the Company determines, in its sole discretion, that such other requirements are necessary or advisable in order to comply with local law, rules and regulations or to facilitate the operation and administration of this Option and the Plan. Such requirements may include (but are not limited to) requiring you to sign any agreements or undertakings that may be necessary to accomplish the foregoing.

27.Governing Law. This Award Notice shall be construed, administered and governed in all respects under and by the applicable laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation to the substantive law of another jurisdiction.

28.Venue. In accepting this Option grant, you are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of the State of Tennessee of the United States of America to resolve any and all issues that may arise out of or relate to this Option and this Award Notice.

29.Binding Effect. This Award Notice shall be binding upon the Company and you and its and your respective heirs, executors, administrators and successors.

30.Conflict. To the extent the terms of this Award Notice are inconsistent with the Plan, the provisions of the Plan shall control and supersede any inconsistent provision of this Award Notice.

Exhibit 10.32
31.Non-Negotiable Terms. The terms of this Award Notice are not negotiable, but you may refuse to accept this Option by notifying the Company’s executive officer responsible for Human Resources in writing; any such refusal of acceptance will immediately cancel and forfeit the award.

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Exhibit 10.32
EASTMAN CHEMICAL COMPANY
2021 OMNIBUS STOCK COMPENSATION PLAN

ADDENDUM TO AWARD NOTICE FOR GRANT OF NONSTATUTORY STOCK OPTION

In addition to the terms of Eastman Chemical Company 2021 Omnibus Stock Compensation Plan (the “Plan”) and the Award Notice for the Grant of Nonstatutory Stock Option (the “Award Notice”), the Option is subject to the following additional terms and conditions as set forth in this addendum to the extent you reside and/or are employed in one of the countries addressed herein (the “Addendum”). All defined terms as contained in this Addendum shall have the same meaning as set forth in the Plan and the Award Notice. The information contained in this Addendum is based on the securities, exchange control and other laws in effect in the respective countries as of October 2022. To the extent you transfer residence and/or employment to another country, the special terms and conditions for such country as reflected in this Addendum (if any) will apply to you to the extent the Company determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable in order to comply with local laws, rules and regulations, or to facilitate the operation and administration of the Option and the Plan (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate your transfer).

Exhibit 10.32
EUROPEAN UNION (“EU”)/EUROPEAN ECONOMIC AREA (“EEA”)/SWITZERLAND/UNITED KINGDOM

1.    Data Privacy. If you reside and/or you are employed in the EU, EEA, Switzerland or the United Kingdom, the following provision replaces Section 19 of the Award Notice:

The Company is located at 200 South Wilcox Drive, Kingsport, Tennessee 37662, U.S.A. and grants Options under the Plan to employees of the Company and its Affiliates and Subsidiaries in its sole discretion. You should review the following information about the Company’s data processing practices.

(a)Data Collection, Processing and Usage. Pursuant to applicable data protection laws, you are hereby notified that the Company collects, processes and uses certain personally-identifiable information about you for the legitimate interest of implementing, administering and managing the Plan and generally administering equity awards; specifically, including your name, home address, email address and telephone number, date of birth, social insurance number or other identification number, salary, citizenship, job title, any shares of Common Stock or directorships held in the Company, and details of all options or any other awards granted, canceled, exercised, vested, or outstanding in your favor, which the Company receives from you or your Employer. In granting the Option under the Plan, the Company will collect your personal data for purposes of allocating shares of Common Stock and implementing, administering and managing the Plan. The Company’s collection, processing, use and transfer of your personal data is necessary for the performance of the Company’s contractual obligations under the Plan and pursuant to the Company’s legitimate interest of managing and generally administering employee equity awards. Your refusal to provide personal data would make it impossible for the Company to perform its contractual obligations and may affect your ability to participate in the Plan. As such, by participating in the Plan, you voluntarily acknowledge the collection, processing and use of your personal data as described herein.

(b)Stock Plan Administration Service Provider. The Company transfers participant data to Fidelity Stock Plan Services LLC, an independent service provider based in the United States, which assists the Company with the implementation, administration and management of the Plan (the “Stock Plan Administrator”). In the future, the Company may select a different Stock Plan Administrator and share your data with another company that serves in a similar manner. The Stock Plan Administrator will open an account for you to receive and trade shares of Common Stock acquired under the Plan. You will be asked to agree on separate terms and data processing practices with the Stock Plan Administrator, which is a condition to your ability to participate in the Plan.

(c)International Data Transfers. The Company and the Stock Plan Administrator are based in the United States. The Company can only meet its contractual obligations to you if your personal data is transferred to the United States. The Company’s legal basis for the transfer of your personal data to the United States is the performance of contractual obligations to you and/or its use of the standard data protection clauses adopted by the EU Commission.

(d)Data Retention. The Company will use your personal data only as long as is necessary to implement, administer and manage your participation in the Plan or as required to comply with legal or regulatory obligations, including under tax and security laws. When the Company no longer needs your personal data, the Company will remove it from its systems. If the Company keeps your data longer, it would be to satisfy legal or regulatory obligations and the Company’s legal basis would be for compliance with relevant laws or regulations.

(e)Data Subject Rights. You may have a number of rights under data privacy laws in your country of residence. For example, your rights may include the right to (i) request access or copies of personal data the Company processes, (ii) request rectification of incorrect data, (iii) request deletion of data, (iv) place restrictions on processing, (v) lodge complaints with competent authorities in your country of residence, and/or (vi) request a list with the names and addresses of any potential recipients of the Participant’s personal data. To receive clarification regarding your rights or to exercise your rights, you should contact your local HR manager or the Company’s Human Resources Department.

Exhibit 10.32
BELGIUM

Grantee: ___________________________ Number of Shares: __________________

Grant Date: ___________________________ Exercise Price: _____________________

    1.    Acceptance of Option. In order for the Option to be subject to taxation at the time of grant (more specifically, on the 60th day after the offer date), you must affirmatively accept the Option in writing within 60 days of the Grant Date specified above by signing below and returning this original executed Addendum to:

Eastman Chemical B.V.
HR-Compensation and Benefits
Rotterdam, Netherlands

You hereby accept the Option granted by the Company on the Grant Date. You acknowledge that you have been encouraged to discuss the acceptance of the Option and the applicable tax treatment with a financial and/or tax advisor, and that your decision to accept the Options is made in full knowledge.

Grantee Signature:        _______________________________

Grantee Printed Name:        _______________________________

Date of Acceptance:        _______________________________

If you fail to affirmatively accept the Option in writing within 60 days of the Grant Date, the Option will not be subject to taxation at the time of grant but instead will be subject to taxation on the date you exercise the Option (or such other treatment as may apply under Belgian tax law at the time of exercise).
        2.    Undertaking for Qualifying Option. If you are accepting the Option in writing within 60 days of the Grant Date and wish to have the Option subject to a lower valuation for Belgium tax purposes pursuant to the article 43, §6 of the Belgian law of 26 March 1999, you may agree and undertake to (a) not exercise the Option before the end of the third calendar year following the calendar year in which the Grant Date falls, and (b) not transfer the Option under any circumstances (except upon rights your heir or legal representative might have in the Option upon your death). If you wish to make this undertaking, you must sign below and return this executed Addendum to the address listed above.
Grantee Signature:        _______________________________
Grantee Printed Name:        _______________________________

Exhibit 10.32
FRANCE

1.    Consentement relatif à la langue utilisée. En acceptant l’attribution d’Option, vous confirmez avoir lu et compris les documents relatifs à l’attribution (l’Avis d’Attribution et le Plan), incluant tous leurs termes et conditions, qui ont été fournis en anglais.  Vous acceptez les termes de ces documents en connaissance de cause.

Language Consent.  By accepting the grant of the Option, you confirm having read and understood the documents related to the grant (the Award Notice and the Plan), including all terms and conditions included therein, which were provided in the English language.  You accept the terms of these documents accordingly.

Exhibit 10.32
NETHERLANDS

1.    Waiver of Termination Rights. In consideration of the grant of the Option, you agree that you waive any and all rights to compensation or damages as a result of any termination of employment for any reason whatsoever, insofar as those rights result or may result from (a) the loss or diminution in value of such rights or entitlements under the Plan, or (b) you cease to have rights under, or ceasing to be entitled to any awards under the Plan as a result of such termination.

Exhibit 10.32
SINGAPORE

1.    Securities Law Notification. The Option is being granted pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Singapore Securities and Futures Act (chapter 289, 2006 Ed.) (“SFA”). The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. You should note that the Option is subject to section 257 of the SFA and you will not be able to make any subsequent sale of the shares of Common Stock acquired upon exercise in Singapore, or any offer of such subsequent sale of shares of Common Stock underlying the Option unless such sale or offer in Singapore is (i) six (6) months or more after the Grant Date during which the share was acquired, (ii) pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA or (iii) pursuant to, and in accordance with the condition of, any other applicable provisions of the SFA.

Exhibit 10.32
SWITZERLAND

1.    Securities Law Notification. Neither the Award Notice, this Addendum nor any other materials relating to the Award (a) constitutes a prospectus according to article 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”), (b) may be publicly distributed nor otherwise made publicly available in Switzerland to any person other than an employee of the Company, or (c) has been or will be filed with, approved or supervised by any Swiss reviewing body according to article 51 of FinSA or any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority (FINMA).

* * * * *

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